CONSENT OF INDEPENDENT AUDITORS
                        -------------------------------

We hereby consent to the incorporation by reference and use of our report, dated January 12, 2001, on the consolidated financial statements of Lakeland Financial Corporation, which is incorporated by reference in Lakeland Financial Corporation's Registration Statements on Form S-3 (Registration No. 333-34626) and Form S-8 (Registration No. 333-48402).


                                                 Crowe, Chizek and Company LLP

South Bend, Indiana
March 27, 2001